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                                   EXHIBIT 23




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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements Nos. 33-19180, 33-89896, 33-25244 and 33-87626 of Analysts International Corporation on Form S-8 of our reports dated August 15, 1996, appearing and incorporated by reference in this Annual Report on Form 10-K of Analysts International Corporation for the year ended June 30, 1996.



/s/ Deloitte & Touche LLP



Minneapolis, Minnesota
September 27, 1996